UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 11, 2010

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AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-23723	98-0166007
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7 WELLS AVENUE, NEWTON, MASSACHUSETTS, 02459
(Address of Principal Executive Office) (Zip Code)

(617)- 332-0004
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security holders

On June 11, 2010 Ambient Corporation ("Ambient" or the "Company") held its annual meeting of stockholders. The following matters were voted on by the stockholders: (i) election of directors and (ii) ratification of the appointment of auditors. At the meeting, John J. Joyce, Michael Widland, D. Howard Pierce, Thomas Michael Higgins and Shad Stastney were elected as directors, and the proposal to ratify the appointment of the auditors was passed.

The final vote tally was as follows:

1.  Proposal to directors to serve until the 2011 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld
John J. Joyce	1,347,532,562	824,531
Michael Widland	1,347,332,162	1,022,931
D. Howard Pierce	1,347,642,162	714,931
Thomas Michael Higgins	1,347,584,562	712,531
Shad Stastney	1,347,583,166	771,927

2.  Proposal to ratify the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C as the Company's auditors for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
1,347,590,222	614,477	78,394

All Proposals received the requisite number of votes and were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: June 18, 2010	By:	/s/ JOHN J. JOYCE
John J. Joyce
Chief Executive Officer